Exhibit 95

Mine Safety and Health Disclosure

Mine Safety and Health Administration Contractor Identification Number VBW

The operation of mines located in the U.S. is subject to regulation by the Federal Mine Safety and Health Administration (“MSHA”) under the Federal Mine Safety and Health Act of 1977 (the “Mine Act”).  Under the Mine Act, an independent contractor who provides onsite services to a mine is deemed to be an “operator” of the mine.  United Pipeline Systems, Inc., a wholly-owned subsidiary of the Company, performs services or construction at mines in the U.S.  As such, we are providing this report pursuant to section 1503(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 104 of SEC Regulation S-K.

The table below sets forth, by mining complex, the total number of citations and/or orders issued by MSHA, under the indicated provisions of the Mine Act, to the Company during the year ended December 31, 2020 that require disclosure, together with the total dollar value of proposed MSHA assessments.  Section references are to sections of MSHA.

Mine or Operating Name / MSHA Identification Number	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessments Proposed ($)	Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violations Under Section 104(e) (yes/no)	Received Notice of Potential to Have Pattern Under Section 104(e) (yes/no)	Legal Actions Pending as of 12/31/2020 (#)	Legal Actions Initiated during 2020 (#)	Legal Actions Resolved during 2020 (#)
Kennecott Utah Copper, LLC (Bingham Canyon) 4200149	0	0	0	0	0	0	0	no	no	0	0	0
Kennecott Utah Copper, LLC (Copperton Concentrator) 42011996	0	0	0	0	0	0	0	no	no	0	0	0
Nevada Gold Mines (Phoenix) 26-00550	0	0	0	0	0	0	0	no	no	0	0	0

In evaluating this information, note that citations and orders can be contested and appealed and, in that process, are often reduced in severity and amount and are sometimes dismissed.